Exhibit 10.1

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of November 15, 2018 by and among STAFFING 360 SOLUTIONS, INC., a Delaware corporation (“Issuer”), and JACKSON INVESTMENT GROUP, LLC, a Georgia limited liability company (“Investor”).

RECITALS

A.Issuer, certain subsidiaries of Issuer and Investor are parties to that certain Amended and Restated Note Purchase Agreement, dated as of September 15, 2017 (the “Original Purchase Agreement”), as amended pursuant to that certain (i) First Omnibus Amendment, Joinder and Reaffirmation Agreement, dated as of August 27, 2018 (the “First Omnibus Amendment”; the Original Purchase Agreement as amended by the First Omnibus Amendment is referred to herein as the “Existing Purchase Agreement”), and (ii) Second Omnibus Amendment and Reaffirmation Agreement dated as of the date hereof (the “Second Omnibus Amendment”; the Existing Purchase Agreement as amended by the Second Omnibus Amendment and as it may hereafter be amended, restated, supplemented or modified from time to time is referred to herein as the “Purchase Agreement”); capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement.

B.Pursuant to the Existing Purchase Agreement, Issuer issued to Investor its (i) 12% Senior Secured Promissory Note due September 15, 2020, dated September 15, 2017, in the original principal amount of $40,000,000 (the “Original Senior Note”) in exchange for the purchase price therefore, and (ii) 12% Senior Secured Promissory Note due September 15, 2020, dated August 27, 2018, in the principal amount of $8,427,794 (the “Second Senior Note”) in exchange for the purchase price therefor.

C.As of the date hereof (i) immediately prior to giving effect to the Second Omnibus Amendment and the exchange contemplated by this Agreement, the outstanding principal balance under the Original Senior Note is $40,000,000, and (ii) the outstanding principal balance under the Second Senior Note is $8,427,794.

D.Issuer desires to cause $13,000,000 in outstanding principal amount (such outstanding principal amount being referred to herein as the “Debt Exchange Amount”) of the total outstanding principal amount of indebtedness under the Original Senior Note to be satisfied and cancelled in exchange for the issuance of Series E Convertible Preferred Stock of Issuer (“Preferred Stock”) to Investor, upon the terms and conditions as set forth herein.

E.Investor desires to acquire shares of Preferred Stock in exchange for the satisfaction and cancellation of the Debt Exchange Amount under the Original Senior Note, upon the terms and conditions as set forth herein.

F.Issuer and Investor are entering into this Agreement to set forth the terms and conditions applicable to the Debt Exchange (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

Article 1

THE DEBT EXCHANGE

1.1Exchange.

(a)Investor hereby agrees, subject to the terms and conditions set forth herein, to exchange the Debt Exchange Amount under the Original Senior Note for thirteen thousand (13,000) shares of the Preferred Stock (the “Exchange Shares”) at an exchange price of One Thousand Dollars ($1,000) per share (the “Debt Exchange”), with such Debt Exchange Amount under the Original Senior Note being deemed fully satisfied and cancelled upon the consummation of the Debt Exchange in accordance with the terms of this Agreement.

(b)Subject to the terms and conditions of this Agreement, the consummation of the Debt Exchange shall take place at a closing (the “Closing”) which shall be held on the date hereof (the “Closing Date”). At the Closing, the Issuer shall (i) issue to the Investor the Exchange Shares and shall deliver to the Investor certificates representing the Exchange Shares, and (ii) issue and deliver to the Investor that certain Amended and Restated 12% Senior Secured Promissory Note due September 15, 2020, dated the Closing Date, in the principal amount of $27,312,000, in the form attached hereto as Exhibit A (the “Amended and Restated Note”), which Amended and Restated Note by its terms will amend, restate and replace in its entirety the Original Senior Note in order to (i) reflect the cancellation and satisfaction of the Debt Exchange Amount under the Original Senior Note resulting from the Debt Exchange, (ii) to evidence $250,000 in principal amount of new indebtedness incurred by Issuer to Investor as payment of the commitment fee required to be paid under the Second Omnibus Amendment in connection with the Debt Exchange, and (iii) to evidence $62,000 in principal amount of new indebtedness incurred by Issuer to Investor as payment of certain legal fees and transaction expenses of Investor required to be paid by Issuer under Section 5.8.

(c)The Exchange Shares will be issued by Issuer to Investor on the Closing Date in exchange for the full satisfaction and cancellation of the Debt Exchange Amount under the Original Senior Note as contemplated by the Debt Exchange, and from and after the consummation of the Debt Exchange, the payment obligations of Issuer to Investor in respect of the Original Senior Note shall be evidenced by the Amended and Restated Note, which shall amend, restate and replace the Original Senior Note in its entirety. If as a result of the Debt Exchange, fractional shares of Preferred Stock would be required to be issued, such fractional shares shall be rounded up or down to the nearest whole share. Issuer shall pay any documentary, stamp or similar issue or transfer tax due with respect to the Debt Exchange.

1.2Legend. Any certificate or certificates representing the Exchange Shares (or any part thereof) will bear the following legend, together with any and all other legends as may be required pursuant to applicable law (and Issuer may issue appropriate corresponding stop transfer instructions to any transfer agent for any of such securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state law and may not be transferred, sold or otherwise disposed of unless registered under such act and applicable state laws or unless an exemption from the registration requirements under such act or applicable state law requirements is available.”

Such legend and the stop transfer instructions shall be removed and Issuer shall issue a certificate representing such securities without such legend to the holder thereof if (i) such securities are registered under the Securities Act of 1933, or (ii) if such securities are sold pursuant to Rule 144 under the Securities Act of 1933, or (iii) if such securities are eligible for transfer under Rule 144(k) under the Securities Act of 1933, and, in the case of (ii) or (iii), when Investor has furnished to Issuer evidence to such effect that Issuer finds reasonably satisfactory which may include, without limitation, an opinion of counsel reasonably acceptable to Issuer (as to form and substance and counsel).

Article 2

REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby represents and warrants to Investor that:

2.1Corporate Status. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority to carry on its business as now being conducted.

2.2Capitalization. On the Closing date and upon the filing with the Secretary of State of the State of Delaware and effectiveness of the Certificate of Designation creating the Preferred Stock in the form of Exhibit B attached hereto (the “Certificate of Designation”), the authorized capital stock of Issuer consists of 60,000,000 shares, consisting of (a) 40,000,000 authorized shares of common stock, par value $0.00001 per share (the “Common Stock”), and (b) 20,000,000 authorized shares of preferred stock, of which (1) one million six hundred sixty three thousand eight (1,663,008) are designated as Series A Preferred Stock, (2) two hundred thousand (200,000) are designated as Series B Preferred Stock, (3) two million (2,000,000) are designated as Series C Preferred Stock, (4) thirteen thousand (13,000) shares are designated as Series E Convertible Preferred Stock.  As of the date of this Agreement and immediately prior to the Debt Exchange, 5,015,018 shares of Common Stock are issued and outstanding and no shares of preferred stock are issued or outstanding (other than the Preferred Stock to be issued to Investor pursuant to this Agreement).

2.3Power and Authority; Binding Agreement. Issuer has the requisite corporate power and authority to execute and deliver, and when the Certificate of Designation has been adopted and filed with the Secretary of State of the State of Delaware, to perform its obligations under the Certificate of Designation and this Agreement, and Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of the Certificate of Designation, this Agreement and the consummation of the Debt Exchange. This Agreement has been duly executed and delivered by Issuer and, assuming the due authorization, execution and delivery by Investor, constitutes the valid and binding agreement of Issuer enforceable against Issuer in accordance with its terms.

2.4Non-Contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and the Certificate of Designation, and compliance with the provisions hereof and thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under the Certificate of Incorporation or By-laws of Issuer. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and the Certificate of Designation and the compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Issuer or any of its subsidiaries under, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license or similar authorization applicable to Issuer or any of its subsidiaries or their respective properties or assets or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any of its subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses, liens or encumbrances that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on (x) the business condition of Issuer and its subsidiaries taken as a whole or (y) the ability of Issuer to perform its obligations under this Agreement, the Certificate of Designation, the Purchase Agreement, the Amended and Restated Note, the Warrant Amendment, the Second Senior Note or any other Transaction Document.

2.5Consents and Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission, body or authority or any non-governmental self-regulatory agency, commission, body or authority (each a “Governmental Entity”) is required by Issuer in connection with the execution and delivery of this Agreement by Issuer or the consummation by the Issuer of Debt Exchange or the other transactions contemplated by this Agreement, the Amended and Restated Note, the Certificate of Designation, the Omnibus Amendment and the Warrant Amendment, except for the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Issuer or the ability of Issuer to perform its obligations hereunder and thereunder.

2.6Valid Issuance. When issued pursuant to this Agreement in connection with the Debt Exchange (a) the Exchange Shares will be duly authorized, validly issued, fully paid and non-

assessable, and Investor will receive good title to such shares, free and clear of any liens, claims, security interest or encumbrances, and (b) the Amended and Restated Note will be duly authorized and validly issued, free and clear of any liens, claims, security interest or encumbrances.

Article 3

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Issuer that:

3.1Authority. Investor has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement. All acts required to be taken by Investor to enter into this Agreement and consummate the transactions contemplated hereby have been properly taken.

3.2Title to the Original Senior Note. Investor is the record and beneficial holder of the Original Senior Note, and holds the Original Senior Note free and clear of all claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever.

3.3Investment Intent. Investor is acquiring the Exchange Shares being delivered to Investor under this Agreement for its own account and with no present intention of distributing or selling any of them in violation of the Securities Act of 1933 or any applicable state securities law. Investor will not sell or otherwise dispose of any of such Exchange Shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act of 1933 and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws. Investor understands that the Exchange Shares it is acquiring under this Agreement have not been registered under the Securities Act of 1933 by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and that the reliance of Issuer on this exemption is predicated in part on these representations and warranties of Investor. Investor acknowledges and agrees that a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Exchange Shares and related stop transfer instructions will be noted in the transfer records of the Issuer and/or its transfer agent for the Exchange Shares, and that such Investor will not be permitted to sell, transfer or assign any of the Exchange Shares acquired hereunder until such Exchange Shares are registered or an exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 is available.

3.4Investor Status. Investor (i) is either (x) a “Qualified Institutional Buyer” as such term is defined in Rule 144A under the Securities Act of 1933 or (y) an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933; (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments to be made by it hereunder; (iii) has the ability to bear the economic risks of its investments for an indefinite period of time; and (iv) has sole investment discretion with respect to the Debt Exchange; and (v) has been given an opportunity to obtain such information from Issuer as Investor deems necessary or appropriate with respect to the Debt Exchange.

Article 4

CONDITIONS

4.1Issuer’s Conditions. The obligations of Issuer to consummate the Debt Exchange and the other transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the Closing Date:

(a)The representations and warranties of Investor set forth in Article 3 shall be true and correct on and as of the Closing Date.

(b)All proceedings, company or otherwise, required to be taken by Investor on or prior to the Closing in connection with this Agreement, the Debt Exchange and the issuance of the Amended and Restated Note contemplated hereby, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by Investor on or prior to the Closing shall have been obtained.

4.2Investor’s Conditions. The obligations of Investor to consummate the Debt Exchange and the other transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a)The representations and warranties of Issuer set forth in Article 2 shall be true and correct on and as of the Closing Date;

(b)All proceedings, corporate or otherwise required to be taken by Issuer on or prior to the Closing in connection with (i) the consummation of the Debt Exchange, the issuance of the Exchange Shares, the issuance of the Amended and Restated Note, (ii) the execution, delivery and performance of the this Agreement, the Amended and Restated Note, the Second Omnibus Amendment and the Warrant Amendment (as defined below), and (ii) the adoption, approval and filing of the Certificate of Designation, in each case, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by Issuer on or prior to the Closing shall have been obtained;

(c)A copy of the Certificate of Designation in the form of Exhibit B attached hereto, as filed with, and certified as of a recent date by, the Secretary of State of the State of Delaware, shall have been delivered to Investor, and such Certificate of Designation shall be in full force and effect and shall not have been amended, supplemented or modified from the form thereof attached hereto as Exhibit B hereto without the prior written consent of Investor;

(d)Issuer shall have issued the Exchange Shares to the Investor, and not later than three Business Days after the date hereof (or such later date as Investor may agree in writing) Issuer shall have executed and delivered to Investor, one or more original stock certificates, registered in the name of Investor, representing duly authorized, validly issued, fully paid and non-assessable Exchange Shares;

(e)Issuer shall have issued, executed and delivered to Investor the Amended and Restated Note in the form attached hereto as Exhibit A;

(f)Issuer has, and has caused each of its subsidiaries party thereto to, execute and deliver to Investor the Second Omnibus Amendment in the form attached hereto as Exhibit C, and the conditions precedent to the effectiveness of the Second Omnibus Amendment set forth in Section 4 thereof shall have been satisfied in full (or waived in writing by the Investor);

(g)Issuer has executed and delivered to Investor the Amendment No. 2 (the “Warrant Amendment”) to the Existing Warrant Agreement in the form attached hereto as Exhibit D;

(h)No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened (in writing) or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the Debt Exchange contemplated hereby, the Certificate of Designation, the Amended and Restated Note, the Second Omnibus Amendment or the Warrant Amendment, or which, in Investor’s sole discretion, would make it inadvisable to consummate the transactions contemplated hereby and thereby;

(i)No Material Adverse Effect has occurred since June 30, 2018; and

(j)No Default or Event of Default shall exist.

Article 5

MISCELLANEOUS

5.1Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and shall be delivered in the manner set forth in Section 10.1 of the Purchase Agreement.

5.2Headings. The headings in this Agreement are for purposes of reference only and are not to be considered in construing this Agreement.

5.3Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered (including by telecopy or other electronic transmissions, e.g. .pdf) constitutes an original and all together shall constitute one Agreement.

5.4Enforceability. Subject to the right of rescission in favor of Investor set forth in Section 5.8, if any term or provision of this Agreement, or the application thereof to any person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other Persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

5.5Law Governing. This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of New York applicable to contracts executed in and to be fully performed in that state.

5.6Confidentiality. Until Issuer makes a press release or other public announcement or SEC filing about the Debt Exchange, Investor will maintain the confidentiality of the Debt Exchange and the terms of the Debt Exchange.

5.7Investor’s Right of Rescission.  If Issuer has not received, within sixty (60) days of the Closing, a written communication from NASDAQ, in form and substance satisfactory to Investor, confirming its oral communications with Issuer prior to Closing to the effect that (i) Issuer has satisfied the conditions to continued listing contained in the letter from NASDAQ to the Issuer dated October 23, 2018 and that the Panel has determined to continue the listing of the Issuer’s common stock, and (ii) no shareholder approval by Issuer is required with respect to the consummation of the Debt Exchange (including, without limitation, the creation and/or issuance of the Preferred Stock in connection therewith), then (a) Investor shall have the option in its sole discretion (which option shall be exercised by written notice by Investor to Issuer making specific reference to this Section 5.7) to rescind the Debt Exchange and the transactions contemplated hereby and by the Amended and Restated Note, the Second Omnibus Amendment and the Warrant Amendment, and (b) if such option is exercised by Investor, then Issuer shall promptly (and in any event within five (5) Business Days thereafter), at its sole cost and expense, execute and deliver to Investor such documents and instruments and take such steps as shall be necessary or appropriate, in the reasonable judgment of Investor and its counsel, to rescind and cancel ab initio the Debt Exchange and the other transactions contemplated hereby and by the Amended and Restated Note, the Second Omnibus Amendment and the Warrant Amendment, so as to restore the parties hereto to the same position as if such Debt Exchange and such related transactions had not occurred, including, without limitation, the execution and delivery by Issuer to Investor of (i) a rescission agreement, in form and substance reasonably satisfactory to Investor and its counsel, and (ii) a new 12% Senior Secured Promissory Note due September 15, 2020 in the principal amount of $40,000,000, substantially in the form of the Original Senior Note as in effect immediately prior to the Closing.

5.8Payment of Fees and Expenses of Investor.  Issuer hereby agrees to pay on the Closing Date all of the reasonable fees and transaction expenses incurred by Investor in connection with the Debt Exchange and the other transactions contemplated by this Agreement, the Amended and Restated Note, the Second Omnibus Amendment and the Warrant Amendment, including, without limitation, the payment of all reasonable attorneys’ fees and expenses of Investor’s counsel and other advisors.  The parties hereto hereby agree that the payment of all such fees and expenses is to be accomplished by adding the amount all such fees and expenses to the principal amount of the Amended and Restated Note to be issued on the Closing Date.

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IN WITNESS WHEREOF, the parties have caused this Debt Exchange Agreement to be duly executed and delivered as of the day and year first above written.

ISSUER:

STAFFING 360 SOLUTIONS, INC.

By: /s/ Brendan Flood

Name: Brendan Flood

Title:   Chairman and Chief Executive Officer

INVESTOR:

JACKSON INVESTMENT GROUP, LLC

By: /s/ Douglas B. Kline

Name:  Douglas B. Kline

Title:    Chief Financial Officer

EXHIBIT A

Form of Amended and Restated 12% Senior Secured Promissory Note

[Copy to be attached hereto]

EXHIBIT B

Form of Certificate of Designation

[Copy to be attached hereto]

EXHIBIT C

Form of Second Omnibus Amendment

[Copy to be attached hereto]

EXHIBIT D

Form of Amendment No. 2 to Existing Warrant Agreement

[Copy to be attached hereto]